EXHIBIT 23.0

ANNUAL REPORT TO SHAREHOLDERS

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (No. 333-102938) on Form S-8 of Indian Village Bancorp, Inc. of our report dated August 13, 2003, on the consolidated balance sheets of Indian Village Bancorp, Inc. as of June 30, 2003 and 2002 and the related consolidated statements of income, comprehensive income, shareholder's equity and cash flows for the years then ended which report is incorporated by reference in the Annual Report on Form 10-KSB of Indian Village Bancorp. for the year ended June 30, 2003.

                                               /s/  CROWE CHIZEK AND COMPANY LLC
                                               ---------------------------------
                                                    Crowe Chizek and Company LLC

Columbus, Ohio
September 29, 2003